SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the registrant [  ]
Filed by a party other than the registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

--------------------------------------------------------------------------------

                            NAUTICA ENTERPRISES, INC.
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

                   BARINGTON COMPANIES EQUITY PARTNERS, L.P.,
                     JEWELCOR MANAGEMENT, INC., RCG AMBROSE
                  MASTER FUND, LTD. and RAMIUS SECURITIES, LLC
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
 -------------------------------------------------------------------------------


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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calculated and state how it was determined):

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(5) Total fee paid:



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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (6)  Form, Schedule or Registration Statement No.:

          (7)  Filing Party:

          (8)  Date Filed:








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                             2003 ANNUAL MEETING OF
                    STOCKHOLDERS OF NAUTICA ENTERPRISES, INC.

                                 PROXY STATEMENT
                                       OF
                          THE BARINGTON COMPANIES GROUP

      This proxy statement and the enclosed GREEN proxy card are being furnished to you, the holders of shares of common stock, par value $.10 per share, of Nautica Enterprises, Inc., a Delaware corporation, in connection with the solicitation by Barington Companies Equity Partners, L.P. and other entities participating with Barington Companies Equity Partners, L.P. for use at the 2003 annual meeting of stockholders of the Company, and at any adjournments or postponements of the meeting. The other entities participating with Barington Companies Equity Partners, L.P. are Jewelcor Management, Inc., RCG Ambrose Master Fund, Ltd. and Ramius Securities, LLC who, together with Barington Companies Equity Partners, L.P., are referred to as the Barington Companies group.

      This Proxy Statement and the accompanying GREEN proxy card are first being furnished to the Company's stockholders on or about June 24, 2003.

      The Barington Companies group is soliciting proxies to obtain representation on the Company's board of directors. Our goal is to elect two new and independent members to the Company's board of directors who will help guide the Company's board of directors in its pursuit to maximize shareholder value. The term independent as used in this Proxy Statement means the absence of any material relationship with the Company. Our nominees, William J. Fox and James
A. Mitarotonda, are highly-qualified candidates who possess significant retail and consumer products industry, operating and financial experience. We believe that the value-added insight, energy and objectivity of our nominees will benefit the Company's existing board of directors in executing its strategic plan.

      In connection with our solicitation of proxies for board representation, we are not seeking to replace the entire board of directors. However, we believe that there is limited independent shareholder representation on the current board of directors. In fact, the Company has announced in its proxy materials for the 2003 annual meeting that it "plans to name two new independent directors by the 2004 annual meeting." We are seeking additional, independent representation on the Company's board not next year, but now. We believe that the Company's board currently needs more independent voices to represent the interests of all stockholders. Moreover, we believe that the operating skills and managerial experience of our nominees will promote the maximization of shareholder value.

      A vote in favor of our proposals at the 2003 annual meeting will result in the election of a complete eight member board of directors, consisting of our two nominees and six of the incumbent members of the board of directors. Our nominees, if elected, look forward to working with the other members elected to the Company's board at the 2003 annual meeting, in our efforts to produce the maximum value for all the Company's stockholders.



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


      In our view, the current board of directors has failed to adequately address certain operational issues at the Company including a significant expense base, ineffective management of the Nautica brand and an unproven brand expansion and diversification strategy that has required significant capital investments. We believe these operational issues have reduced the Company's competitiveness and diluted the value of the Nautica brand in the retail marketplace. Although we support a number of the initiatives the current board of directors has taken in executing its strategic plan, we believe that their efforts to date have not produced the enhancements to shareholder value expected by stockholders. As a result, the Company's stock price has fallen approximately 47.2% during the two-year period ended June 6, 2003.

      Given the operating challenges which the Company continues to confront, we felt that it was imperative to seek your support for a slate of highly-qualified nominees who intend to advocate the interests of all stockholders and work with those members of the Company's board of directors elected at the 2003 annual meeting in order to effectuate a plan that we believe will maximize shareholder value. Otherwise we would risk an unacceptable delay of a full year before our nominees could increase the number of independent members on the Company's board and present our proposed initiatives to enhance shareholder value to the Company's stockholders.

      We believe the Company must promptly implement the following measures in order to enhance shareholder value:

     o reduce operating expenses in order to improve profitability and enhance cash flow;

     o formulate a more cohesive operating strategy to bolster its Nautica brand;

     o review the Company's use of capital in order to maximize returns on equity;

     o restructure executive compensation packages so that the interests of executive officers are aligned with those of the Company's stockholders and such individuals are rewarded for improvements in shareholder value;

     o review change of control provisions in certain Company contracts that may have the effect of limiting shareholder value; and

     o explore value-enhancing strategic initiatives, including the possible sale or merger of the Company.

      Our nominees for director support these proposed actions and, if elected, will seek to implement them.

      In addition, our nominees, if elected, intend to advocate a series of actions to promote corporate democracy and place control of the Company firmly in the hands of stockholders acting by majority vote. These actions include eliminating the stockholder rights plan adopted



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


by the current board and allowing stockholders to act by written consent.

      We believe the following operating problems and strategic issues will persist unless appropriate action is taken by the board of directors immediately:

     o significant selling, general and administrative expenses that have not been addressed by current senior management in light of the Company's reduced business prospects. The Company continues to invest in brand expansion initiatives, including marketing efforts and build-out of retail locations, which we believe have yet to yield positive results for stockholders.

     o unsuccessful development of a strategic plan by current senior management to improve persistent revenue stagnation within the Company's men's sportswear business and underperformance of its women's business. According to the Company's Form 10-K for fiscal year 2003, its men's sportswear line experienced a 9.2% decline in net sales from fiscal year 2002 to fiscal year 2003 and is expected to experience an additional decline of approximately 13% to 15% in fiscal year 2004. Similarly, based on statements made by the Company during its earnings conference call on May 1, 2003, its women's jeans and women's Earl Jean businesses are performing below profitability levels targeted by management.

     o inefficient deployment of capital by current senior management in its efforts to execute a brand expansion and diversification strategy that has been slow to yield returns to stockholders. Based on an expected after-tax charge of $6.0 million to $7.0 million announced by the Company in a press release dated April 7, 2003, we believe that the Company's attempt to develop the Nautica Europe business has not enhanced shareholder value. Similarly, the Company's attempt to enhance its retail exposure by opening a store in Rockefeller Center has proven unsuccessful, resulting in an after-tax charge of $6.5 million in fiscal year 2003. The Company, in fact, acknowledged in its May 1, 2003 earnings conference call, that it is remerchandising this store in an effort to drive traffic at this location. Further, as part of a brand diversification strategy, in 2001 the Company acquired Earl Jean, Inc., an upscale denim brand for approximately $65 million, which to date, in our view, has not yielded positive returns for stockholders. In addition, based on our discussions with the Company's management, its John Varvatos business, which was launched in 2000, has not performed at desired levels.

     o executive compensation packages which contain payment terms that are not aligned with the interests of the Company's stockholders; and

     o change of control provisions in certain contracts to which the Company is a party which, if triggered, could misalign the interests of the board of directors and stockholders and potentially limit shareholder value.

      For these reasons, we are appealing directly to you -- the owners of the Company -- and asking you to vote your shares at the 2003 annual meeting in a way that sends the Company's



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current board of directors a clear message that you want to hold the board of directors accountable to you in fulfilling its fiduciary duty to enhance the value of the Company for all stockholders. In order for shareholder value to be maximized, the Company's operating results must be addressed at once. Our nominees intend to focus their efforts on the foregoing issues to improve the Company's performance and drive shareholder value.

      At the 2003 annual meeting, we intend to seek your support for two highly-qualified and independent nominees for election to the Company's board of directors, William J. Fox and James A. Mitarotonda. These individuals possess strong operating, industry and financial skills that should benefit the Company in implementing its strategic plan. Moreover, these individuals will bring to the board additional independent voices that will represent the interests of all stockholders. We believe that the election of our nominees to the Company's board of directors, although only a minority of the eight-person board of directors, will help guide the Company's board of directors to fulfill its fiduciary duty to maximize value for all stockholders.

      We also intend to vote the shares of common stock represented by the proxy to re-elect all of the Company's incumbent directors other than Charles H. Scherer and John Varvatos. Both of these individuals lack independence from the Company which we believe this board needs more of and that stockholders should demand.

      A vote in favor of our proposals at the 2003 annual meeting will result in the election of a complete eight member board of directors, consisting of our two nominees and six of the incumbent members of the board of directors.

      In addition to the election of directors, we are proposing to amend the Company's By-laws to allow stockholders who own 10% or more of the Company's outstanding common stock to call a special meeting of stockholders.

      The Barington Companies group recommends that you vote

     o to elect each of our nominees and re-elect all the incumbent directors other than Messrs. Scherer and Varvatos; and

     o    to adopt our proposed amendment to the Company's By-laws.

      See "The Proposals" for a complete description of the actions that we propose. See "Information About The Barington Companies Group" and "Certain Other Information Regarding The Barington Companies Group Nominees" for information about the Barington Companies group and about our nominees.

      The Company has announced that the 2003 annual meeting will be held at 10:00 a.m. Eastern daylight time on July 8, 2003 at the offices of the Company, 40 West 57th Street, New York, New York, 7th floor and that the record date for determining stockholders entitled to notice of and to vote at the 2003 annual meeting is May 29, 2003.

      Your vote is important, no matter how many or how few shares of common stock you



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own. The Barington Companies group urges you to mark, sign, date and return the enclosed GREEN proxy card promptly in accordance with the instructions set forth below. Please do NOT sign any proxy card you may receive from the Company even though it may contain one or more of the Barington Companies group's proposals.

      You are urged to mark, sign and date the enclosed GREEN proxy card and return it in the enclosed envelope whether or not you plan to attend the 2003 annual meeting. If you need assistance in voting your shares of common stock, please call the Barington Companies group's proxy solicitor, D.F. King & Co., Inc., toll-free at 1-888-869-7406 or if you are a bank or broker please call collect at 1-212-269-5550.

                                  INTRODUCTION

      The Barington Companies group seeks to maximize value for all of the Company's stockholders. The Barington Companies group does not believe that the current board of directors and management have fulfilled their obligations to the stockholders of the Company to achieve this goal. Further, we believe that the current board of directors contains a limited number of independent members focussed on representing the interests of all stockholders and advocating the maximization of shareholder value. As a result, we believe that the current board of directors has been slow to address persistent operational issues at the Company, such as a high expense base, ineffective development of the Nautica brand and an unproven brand expansion and diversification strategy, which, in our opinion, have been detrimental to stockholders. In addition, we believe that the board of directors has approved certain contracts to which the Company is a party containing change of control provisions which may have the effect of limiting the rights of stockholders and have the potential to misalign the interests of the board of directors and stockholders. In our opinion, these missteps have weakened the Company's competitive position and diluted the value of the Nautica brand in the retail marketplace.

      These actions by the current board of directors and management, coupled with the limited number of independent board members, in our view, have resulted in a material reduction in shareholder value. From June 6, 2001 to June 6, 2003, a period during which the Company made a significant investment in implementing its brand expansion and diversification strategy, the Company's stock price fell approximately 47.2% from $20.07 per share to $10.60 per share. During the same period, the stock price of four of the Company's competitors named in the Company's most recent Form 10-K, Kenneth Cole Productions Inc., Liz Claiborne, Inc., Polo Ralph Lauren Corporation and Tommy Hilfiger Corporation experienced percentage changes of (28.0)%, 32.5%, (6.7)% and (38.6)%, respectively. The Company's return on equity, defined as net income, excluding special charges, divided by stockholders' equity, fell from 16.2% in fiscal year 2001 to 8.9% in fiscal year 2003, based on information contained in the Company's Form 10-K for fiscal year 2003.

      Under the leadership of the current board of directors and senior management, we believe the Company has:

     o been slow to establish an appropriate cost structure in light of the Company's reduced business prospects. According to the Company's Form 10-K for fiscal year


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

          2003, selling, general and administrative expenses as a percentage of net sales increased to approximately 36.7% in fiscal year 2003 from approximately 31.4% in fiscal year 2001. During the same period, total headcount increased 15.8% from 2,850 to 3,300, according to the Company's Form 10-K for fiscal years 2001 and 2003. As a result of the Company's sluggish revenue growth during the last two fiscal years, operating profit, excluding special charges, as a percentage of net sales, fell from approximately 11.5% in fiscal year 2001 to approximately 7.3% in fiscal year 2003. According to statements made by the Company during its earnings conference call on May 1, 2003, the Company expects selling, general and administrative expenses in both actual dollars and as a percentage of net sales to remain at fiscal year 2003 levels during fiscal year 2004.

     o been unsuccessful in addressing core strategic weaknesses at the Company that continue to dilute the value of the Nautica brand in the retail marketplace. We believe senior management has been unable to improve declines in net sales within the Company's men's sportswear line. According to the Company's most recent Form 10-K, net sales in the Company's men's sportswear business decreased 9.2% from fiscal year 2002 to fiscal year 2003 and are expected to decline further by approximately 13% to 15% during fiscal year 2004 due to ongoing pressure facing the men's collection business in department stores. We believe that continued competition in both the department store and specialty retail channels could result in markdowns at the retail level, which, in our opinion, will further dilute the value of the Nautica brand in the men's apparel market. The Company also has continued to experience weakness in its women's collections. In its earnings conference call on May 1, 2003, the Company acknowledged that its women's jeans business is not performing at profitability levels targeted by management. In addition, management stated on this call that its women's Earl Jean business is experiencing weakness.

     o ineffectively deployed the Company's capital on an unproven brand expansion and diversification strategy. The Company's efforts to develop the Nautica Europe business have not enhanced shareholder value. According to a Company press release dated April 7, 2003, the Company has decided to transition this business to a licensing arrangement and reduce its investment in Europe. As a result, the Company expects to incur an after-tax special charge of $6 million to $7 million relating to closure costs, impairment of goodwill, the writedown of fixed assets and the termination of certain lease obligations. The Company's efforts to create a greater brand identity through the operation of a Nautica full-price retail store have proven unsuccessful. In fiscal year 2003, the Company, according to its most recent Form 10-K, recorded an after-tax charge of $6.5 million to write down the assets associated with its Rockefeller Plaza Nautica store. Similarly, in 2001 the Company acquired Earl Jean, Inc., an upscale denim brand, for approximately $65.3 million, paying, according to the Company's Form 10-K for fiscal year 2003, in excess of 12 times the "estimated fair value of the net assets acquired." During its 2003 earnings conference call, the Company acknowledged that it is experiencing weakness in its U.S. based Earl Jean women's business. The Company's management has also informed us that



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


          the Company's John Varvatos business, which was launched in 2000, has not performed at desired levels.

     o failed to address executive compensation levels, which we believe are not aligned with stockholder interests. In our opinion, the compensation payable to the Company's executive officers should be restructured so that a meaningful portion of the annual cash salary expense is eliminated and replaced with equity-based compensation in the Company. We believe that eliminating a portion of this annual cash expense will reduce the Company's selling, general and administrative expenses and produce greater free cash flow. More importantly, we believe that tying the amount of compensation received by executives to specified improvement levels in shareholder value will help to maximize the value of the Company's stock.

     o approved change of control provisions in certain Company contracts that have the potential to misalign the interests of the board of directors and the stockholders and impair shareholder value. According to the Company's proxy statement for the 2003 annual meeting, the Company has entered into employment agreements with three of its senior executives providing that in the event of a change of control in the Company (defined to include any event which results in the members of the current board of directors no longer constituting a majority of the board of directors), each of such individuals has the right to receive a lump sum payment (aggregating approximately $9.3 million for all three executives) upon termination for employment other than for cause, disability or resignation for good reason. In addition, stock options previously granted to such individuals become fully vested and exercisable upon a change of control. We believe these provisions weaken the rights of stockholders to elect new members to the board of directors as the removal of incumbent members of the board of directors may trigger a significant payment by the Company and thereby reduce shareholder value. Further, in our view, change of control provisions are not the means to assure the continued service of valued employees. Rather, we believe that such employees should be rewarded appropriately for performance that increases shareholder value. According to the Company's proxy statement for the 2003 annual meeting, Mr. Varvatos's employment agreement further provides that if Mr. Sanders ceases to be employed by the Company during Mr. Varvatos's term of employment, the Company is obligated to spin-off or sell its subsidiary, John Varvatos Company, or make specified payments to Mr. Varvatos. We believe this provision could diminish shareholder value, as it limits the board of directors' ability to make executive changes at the Company and forces the Company to change its management or financial relationship with a subsidiary regardless of such subsidiary's operating or financial condition.


      Our Platform

      The Barington Companies group is focused on the goal of maximizing the value of the Company's stock. We believe that the Company's board of directors needs additional independent members to advocate the interests of stockholders and compel management to address persistent operational issues that have been detrimental to shareholder value. This is



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


consistent with the Company's recently announced plan to name two, new independent members to its board of directors by the 2004 annual meeting. We believe it is important for shareholders to obtain additional independent directors now and not wait until the 2004 annual meeting.

      We have selected nominees with broad industry, management and financial experience necessary to assist the board of directors in improving the Company's operating performance. They are committed to the principles of our platform, with the goal of establishing a results-oriented strategic plan to enhance stockholder value. In furtherance of these principles, if elected, our nominees intend to urge the Company's board of directors to take the following actions:

         o reduce the Company's operating expenses to improve profitability and enhance cash flow generation;

         o separate the role of Chairman and Chief Executive Officer at the Company;

         o revise the Company's strategic plan in order to enhance the Nautica brand and improve its competitive position in the retail marketplace;

         o  evaluate the Company's use of capital to maximize returns on equity;

         o restructure compensation packages of selected executives at the Company to align their interests with those of stockholders;

         o review change of control provisions in selected Company contracts to align the interests of the board of directors and the stockholders; and

         o implement formal processes at the Company to explore value-enhancing strategic initiatives, including a possible sale or merger of the Company.

      As part of our proposals, we intend to vote the shares of common stock represented by the proxy to re-elect all of the Company's incumbent directors other than Messrs. Scherer and Varvatos. For the following reasons, we believe that these individuals lack the independence and commitment that this board needs:

         o Mr. Scherer serves as managing partner of Hughes Hubbard & Reed LLP, a law firm that provides legal services to the Company. For the past three fiscal years ended March 1, 2003, the Company paid an aggregate of approximately $3.5 million to Hughes Hubbard for legal services. In addition, Samuel Sultanik, Esq., the brother-in-law of the Company's Chairman, President and Chief Executive Officer, is a partner of Hughes Hubbard.

         o Mr. Varvatos serves as President of the John Varvatos Company, a subsidiary of the Company. In its proxy statement with respect to the 2003 annual meeting, the Company acknowledged that Mr. Varvatos attended fewer than 75% of the Company's board meetings as a result of Mr. Varvatos's schedule. Institutional



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            Shareholder Services has recommended in its Proxy Alert dated June
            10, 2003 relating to the Company that stockholders withhold their vote for Mr. Varvatos stating that "absences due to schedule conflicts is not a valid excuse."

      In addition, our nominees will act to eliminate the burdens that the Company's charter documents and current board have imposed on the exercise of corporate democracy at the Company. These steps include:

         o termination of the Company's stockholder rights plan, which imposes draconian penalties on stockholders or stockholder groups that beneficially own or commence a tender offer or exchange offer for 15% or more of the Company's stock. Not only does such plan effectively prohibit accumulation of stockholdings in excess of this threshold, it may also have the effect of discouraging stockholders from collectively exercising their corporate democracy rights out of concern that they will be deemed to be a group owning 15% or more of the Company's shares. We note that while commentators and corporate governance experts disagree on the propriety and utility of stockholder rights plan, in some cases, such plans may result in increased value to stockholders in takeover situations. Nonetheless, we believe that any benefits of stockholder rights plans are outweighed by the burdens such plans impose on corporate democracy rights and the freedom of stockholders to act in a manner they perceive to be in their own financial interest; and

         o subject to stockholder approval, amending the Company's Restated Certificate of Incorporation to eliminate the prohibition on stockholder action by written consent.

      The Barington Companies group nominees will not be in a position, however, to effect any action, including any action referred to above, without the support of at least three or more of the incumbent members of the Company's board of directors. There can be no assurance that the incumbent members of the board of directors will vote with our nominees to take any of the actions described above.

      While our nominees, if elected, will constitute only two of the eight members of the Company's board of directors, such individuals will represent two of the six, or 1/3, of the independent board members. As such, our nominees may be able to exercise substantial influence on the Company's board of directors and committees especially in light of the provisions of the Sarbanes-Oxley Act of 2002, the regulations promulgated by the SEC pursuant to this Act and the new corporate governance rules proposed by NASDAQ. These proposed rules will require that members of the audit, compensation and nominations committees of NASDAQ listed companies be comprised solely of independent directors.

                                  THE PROPOSALS

      The Barington Companies group is soliciting proxies from the holders of shares of common stock to (a) elect two nominees to the Company's board of directors and six of the eight current incumbent directors and (b) amend the By-laws to authorize stockholders who own, individually or in the aggregate, 10% or more of the Company's outstanding common stock, to call a special meeting of stockholders.

      The election of directors requires a plurality of the votes cast in the election. The proposed amendment to the By-laws requires an affirmative vote of a majority of the shares outstanding on the record date for the 2003 annual meeting.

      The Barington Companies group recommends that you vote for each of the proposals by checking the appropriate boxes and signing, dating and returning the enclosed GREEN proxy card.

      Election of Directors

Proposal No. 1 -- Election of the Barington Companies Group Nominees as
Directors

      Proposal No. 1 provides for the election of William J. Fox and James A. Mitarotonda to serve as directors until the 2004 annual meeting of stockholders. See "Certain Other Information Regarding The Barington Companies Group Nominees" for information concerning the background and experience of Messrs. Fox and Mitarotonda.

Proposal No. 2 -- Election of Certain Company Nominees as Directors

      Proposal No. 2 provides for the election of the Company's nominees other than Messrs. Scherer and Varvatos to serve as directors until the 2004 annual meeting of stockholders. See the Company's definitive proxy statement for the names, backgrounds, qualifications and other information concerning the Company's nominees.

      Ratification of the Appointment of Independent Accountants   (Company
Proposal)

Proposal No. 3 -- Ratification of Grant Thornton LLP as the Company's Independent Certified Public Accountants

      Proposal No. 3 provides for the ratification of the appointment by the Company's board of directors of Grant Thornton LLP as the Company's independent certified public accountants to examine the accounts of the Company for the fiscal year ending February 28, 2004. See "Auditors" for further information regarding Grant Thornton LLP.

      Amendment of the By-laws

Proposal No. 4 -- Modification of Provision for Calling Special Meetings of Stockholders

      Proposal No. 4 provides for the amendment of Section 3 of Article I of the By-laws to authorize stockholders who own, individually or in the aggregate, 10% or more of the Company's outstanding common stock, to call a special meeting of the stockholders. Delaware law provides that special meetings of the stockholders may be called by the board of directors or such other person or persons as may be authorized by the certificate of incorporation or the by-laws. Proposal No. 4 would grant to stockholders the ability to call special meetings. In particular, the amendment would delete the text of Section 3 of Article I of the By-laws and replace it with the following:

            "A special meeting of the stockholders may be called at any time by the Chairman, the President or a majority of the board of directors of the Corporation, or by any stockholder or stockholders of record entitled to vote at such meeting, provided such stockholder or stockholders beneficially or of record own in the aggregate at least 10% of the outstanding shares of common stock of the Corporation. If a special meeting is called, the person calling the meeting shall submit the request, specifying the time of such meeting and the general nature of the business proposed to be transacted, such request to be delivered personally, or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman, the President or the Secretary of the Corporation. No business may be transacted at such special meeting other than such business specified in the request. The officer receiving the request shall cause notice to be given to the stockholders entitled to vote at such meeting, in accordance with the provisions of Section 4 of this Article I, that a special meeting be held at the time requested by such person(s) calling the meeting, provided that such meeting is not less than ten
      (10) or more than sixty (60) days after receipt of the request."

      The Barington Companies group believes that giving the stockholders the right to call a special meeting will provide the stockholders with a means to promptly address any legitimate concerns they may have regarding the Company and their investment, and their interests as stockholders. In addition, we believe that such a provision will promote greater accountability to all stockholders of the Company on the part of each director and the rest of management.

      General

      Each of the Barington Companies group nominees has consented to being named herein as a nominee for director of the Company, and has agreed to stand for election as a director and to serve as a director, if elected.

      Although the Barington Companies group has no reason to believe that any of the Barington Companies group nominees will be unable to serve as a director, if any Barington Companies group nominee is not available to serve, the Barington Companies group expects that the remaining Barington Companies group nominees, upon taking office, will fill the vacancy with an individual willing to consider and implement the Barington Companies group's proposals to maximize stockholder value. Although the Barington Companies group has no reason to believe that any of the Company's nominees will be unable to serve as a director, there can be no assurance that the Company's nominees will serve as a director if elected with any of the Barington Companies group nominees.

               INFORMATION ABOUT THE BARINGTON COMPANIES GROUP

      Members of the Barington Companies group, the Barington Companies group nominees and certain other persons named below may be deemed to be "participants" in this Proxy Solicitation as such term is defined in Schedule 14A promulgated under the Securities Exchange Act of 1934. Barington Companies Equity Partners, L.P. is a Delaware limited partnership formed to engage in the business of acquiring, holding and disposing of investments in various companies. The address of the principal business and principal offices of Barington Companies Equity Partners, L.P. is 888 Seventh Avenue, 17th Floor, New York, New York 10019.

      The general partner of Barington Companies Equity Partners, L.P. is Barington Companies Investors, LLC. Barington Companies Investors, LLC is a Delaware limited liability company formed to be the general partner of Barington Companies Equity Partners, L.P. The address of the principal business and principal offices of Barington Companies Investors, LLC is 888 Seventh Avenue, 17th Floor, New York, New York 10019. James A. Mitarotonda is the Managing Member of Barington Companies Investors, LLC. The business address of Mr. Mitarotonda is c/o Barington Capital Group, L.P., 888 Seventh Avenue, 17th Floor, New York, New York 10019.

      Jewelcor Management, Inc. is a Nevada corporation primarily involved in investment and management services. The address of the principal business and principal offices of Jewelcor Management, Inc. is 100 North Wilkes Barre Blvd., Wilkes Barre, Pennsylvania 18702. The officers and directors of Jewelcor Management, Inc. and their principal occupations and business addresses are set forth on Schedule I attached to this Proxy Statement.

      RCG Ambrose Master Fund, Ltd. is a Cayman Islands corporation engaged in investing in companies effecting extraordinary transactions. The address of the principal business and principal officers of RCG Ambrose Master Fund, Ltd. is Citco Fund Services (Cayman Islands) Ltd., Corporate Centre, West Bay Road, P.O. Box 31106 SMB, Grand Cayman, Cayman Islands, British West Indies. The officers and directors of RCG Ambrose Master Fund, Ltd. and their principal occupations and business addresses are set forth on Schedule II attached to this Proxy Statement.

      Ramius Securities, LLC is a Delaware limited liability company and a registered broker-dealer. The address of the principal business and principal offices of Ramius Securities, LLC is 666 Third Avenue, 26th Floor, New York, New York 10017.

      The Managing Member of Ramius Securities, LLC is Ramius Capital Group, LLC, a Delaware limited liability company that is engaged in money management and investment advisory services for third parties and proprietary accounts. The address of the principal business and principal offices of Ramius Capital Group, LLC is 666 Third Avenue, 26th Floor, New York, New York 10017.

      The Managing Member of Ramius Capital Group, LLC is C4S, LLC, a Delaware limited liability company formed to be the managing member of Ramius Capital Group, LLC. The address of the principal business and principal offices of C4S, LLC is 666 Third Avenue, 26th Floor, New York, New York 10017. Each of Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss is a Managing Member of C4S, LLC. The business address of each of Messrs. Cohen, Stark and Strauss is 666 Third Avenue, 26th Floor, New York, New York 10017.

      As of the date of this Proxy Statement, the Barington Companies group owns an aggregate of 1,058,400 shares of common stock representing approximately 3.2% of the outstanding shares of the common stock based upon 33,590,100 shares of common stock reported by the Company in its Schedule 14A filed with the Securities and Exchange Commission on June 6, 2003, to be issued and outstanding as of May 29, 2003.

      Additional information about Barington Companies Equity Partners, L.P., the Barington Companies group and the Barington Companies group nominees including information regarding the beneficial ownership of common stock is set forth under the heading "Certain Other

Information Regarding The Barington Companies Group Nominees" and in Annex A attached to this Proxy Statement.

      The Barington Companies group has retained D.F. King to act as an advisor and to provide consulting and analytic services and solicitation services in connection with this Proxy Solicitation. D.F. King is a proxy service company. D.F. King mails documents to stockholders, responds to stockholder questions and solicits stockholder votes for many companies. D.F. King does not believe that it or any of its directors, officers, employees, affiliates or controlling persons, if any, is a "participant" in this Proxy Solicitation or that Schedule 14A requires the disclosure of certain information concerning D.F. King. The business address of D.F. King is 48 Wall Street, 22nd Floor, New York, New York 10005. D.F. King has informed the Barington Companies group that, as of the date of this Proxy Statement, it does not hold any shares of the Company's common stock for its own account or for the accounts of others.

             BACKGROUND OF AND REASONS FOR THE PROXY SOLICITATION

Background

      On various dates from April 17, 2003 through June 10, 2003, members of the Barington Companies group purchased a total of 1,058,400 shares of common stock in the open market for a total purchase price of $11,194,375, excluding commissions and related costs. The details of these purchases are set forth in Annex A attached to this Proxy Statement. All of the purchases were funded by working capital, which included margin loans made by brokerage firms in the ordinary course of business. The shares purchased by Barington Companies Equity Partners, L.P. were funded, in part, by margin loans which have been repaid in full. As of June 19, 2003, the outstanding amounts of margin loans obtained by each of Jewelcor Management, Inc., RCG Ambrose Master Fund, Ltd. and Ramius Securities, LLC in connection with their purchase of shares of the Company's common stock were approximately $240,000, $1.56 million and $2.65 million, respectively.

      On various dates from April 15, 2003 to May 16, 2003, Mr. Mitarotonda and other representatives of the Barington Companies group spoke with Shannon L. Froehlich, Vice President of Corporate Investor Relations of the Company, in connection with selected information requests with respect to the operations and financial performance of the Company.

      On May 16, 2003, Mr. Mitarotonda met with Mr. Sanders to discuss the Company's operations, recent financial performance and business prospects.

      On May 23, 2003, Mr. Mitarotonda met with Mr. Chu to discuss the Company's operations, recent financial performance and business prospects.

      On May 29, 2003, Mr. Mitarotonda and other representatives of the Barington Companies group met with Wayne A. Marino, Senior Vice President and Chief Financial Officer of the Company, to discuss the Company's operations, recent financial performance and business prospects.

      On June 2, 2003, Mr. Mitarotonda met with Mr. Chu to discuss the Barington Companies group's ideas for enhancing shareholder value at the Company.

      On June 5, 2003, Barington Companies Equity Partners, L.P. sent a letter to the Secretary of the Company and Mr. Sanders, notifying the Company that at the 2003 annual meeting Barington Companies Equity Partners, L.P. intended to nominate William J. Fox, James A. Mitarotonda and Michael Steinberg as directors and to propose certain amendments to the Company's Restated Certificate of Incorporation and By-laws and the rescission of the Company's shareholder rights plan. In addition, Barington Companies Equity Partners, L.P. requested that it be given the opportunity to inspect the stockholder list.

      On June 6, 2003, Mr. Mitarotonda telephoned Mr. Sanders to inform him of the letter sent by Barington Companies Equity Partners, L.P. on June 5, 2003 and discuss the Barington Companies group nominees and proposals for the 2003 annual meeting.

      On June 8, 2003, Mr. Mitarotonda spoke to Mr. Chu to discuss the Barington Companies group nominees to the board of directors and its proposed actions in connection with the 2003 annual meeting.

      Based on concerns for potential conflicts with other relationships Mr. Steinberg has in the retail and apparel industry, on June 18, 2003 Mr. Steinberg informed Mr. Mitarotonda that Mr. Steinberg was withdrawing as a nominee of the Barington Companies group to the Company's board.

                       CERTAIN OTHER INFORMATION REGARDING
                    THE BARINGTON COMPANIES GROUP NOMINEES

      Set forth below are the name, age, business address, present principal occupation, employment history and directorships of each of the Barington Companies group nominees for at least the past five years. This information has been furnished to the Barington Companies group by the respective Barington Companies group nominees. Each of the Barington Companies group nominees has consented to serve as a director of the Company. Each of the Barington Companies group nominees is at least 18 years of age. None of the entities referenced below is a parent or subsidiary of the Company.

                                         Present Principal Occupation, Five Year
Name, Age and Business Address           Employment History and Directorships
--------------------------------------------------------------------------------
William J. Fox, 46                       Mr. Fox serves as Chairman, President,
c/o Barington Capital Group, L.P.        Chief Executive Officer and a director
888 Seventh Avenue                       of AKI, Inc. and as President, Chief
17th Floor                               Executive Officer and a director of
New York, New York 10019                 AKI Holding Corp., an international
                                         multi-sensory marketing, advertising
                                         and sample systems business he has
                                         managed since February 1999. He was
                                         President, Strategic and Corporate
                                         Development, of Revlon Worldwide,
                                         Senior Executive Vice President of
                                         Revlon, Inc. and Revlon Consumer
                                         Products Corporation (referred to
                                         herein as RCPC
                                         and collectively with the other Revlon
                                         entities noted above as Revlon) and
                                         Chief Executive Officer of Revlon
                                         Technologies, a division of Revlon,
                                         from January 1998 through January 1999.
                                         He was Executive Vice President from
                                         1991 through January 1997, Senior
                                         Executive Vice President from January
                                         1997 though January 1999 and Chief
                                         Financial Officer from 1991 to 1997 of
                                         Revlon. Mr. Fox served as a director of
                                         Revlon, Inc. (NYSE:REV) from November
                                         1995 until April 1999 and as director
                                         of RCPC from September 1994 until April
                                         1999. He was Senior Vice President of
                                         MacAndrews and Forbes Holding Inc., the
                                         indirect majority shareholder of
                                         Revlon, from August 1990 through
                                         January 1999. Mr. Fox was also an
                                         executive officer of several
                                         MacAndrews' affiliates including
                                         Technicolor Inc., The Coleman Company,
                                         New World Entertainment and Revlon
                                         Group Incorporated. Mr. Fox currently
                                         serves as Co-Chairman of the board and
                                         Chairman of the Audit Committee of
                                         Loehmanns Holdings Inc. (NASDAQ:LHMS).
                                         From 1997 to December 1998, Mr. Fox
                                         served on the board of directors and
                                         was Vice Chairman of The Cosmetic
                                         Center, Inc., a public company traded
                                         on the Nasdaq National Market which
                                         filed a petition under the federal
                                         bankruptcy laws in April 1999. He also
                                         served on the board of directors and
                                         was Vice Chairman of The Hain Food
                                         Group, a company now known as The Hain
                                         Celestial Group, Inc. (NASDAQ:HAIN).
                                         Mr. Fox is a member of the board of
                                         directors of Liquid Audio, Inc.
                                         (OTC:LQID.PK). He also serves on the
                                         Advisory Board and is Vice Chairman of
                                         Barington Companies Investors, LLC.

James A. Mitarotonda, 49                 Mr. Mitarotonda is Chairman of the
c/o Barington Capital Group, L.P.        Board, President and Chief Executive
888 Seventh Avenue                       Officer of Barington Capital Group,
17th Floor                               L.P., an investment firm which he
New York, New York 10019                 co-founded in November 1991.  Mr.
                                         Mitarotonda also is Chairman,
                                         President and Chief Executive Officer
                                         of Barington Companies Investors, LLC,
                                         the general partner of Barington
                                         Companies Equity Partners, L.P., a
                                         small capitalization, value fund which
                                         seeks to be actively involved with its
                                         portfolio companies in order to
                                         enhance shareholder value.  He serves
                                         as President, Chief Executive Officer
                                         and a director of MM Companies, Inc.
                                         (OTCBB:MMCO).  In addition, he is
                                         Co-Chairman of the board of directors,
                                         Co-Chief Executive Officer,
                                         Co-President and Chairman of the Audit
                                         Committee of Liquid Audio, Inc.
                                         (OTC:LQID.PK) and a member of the
                                         board of directors of LP Innovations,
                                         Inc.  Mr. Mitarotonda also serves as
                                         an observer to the board of directors
                                         of FairMarket, Inc. (NASDAQ:FAIM).  In
                                         May 1988, Mr. Mitarotonda co-founded
                                         Commonwealth Associates, an investment
                                         banking, brokerage and securities
                                         trading firm.  Mr. Mitarotonda served
                                         as Chairman of the Board and Co-Chief
                                         Executive Officer of JMJ Management
                                         Company Inc., the general partner of
                                         Commonwealth.  From December 1984 to
                                         May 1988, Mr. Mitarotonda was employed
                                         by D.H. Blair & Co., Inc., an
                                         investment bank, brokerage and
                                         securities trading firm, as Senior
                                         Vice President/Investments.  From July
                                         1981 to November 1984, Mr. Mitarotonda
                                         was employed by Citibank, N.A. in an
                                         executive capacity having management
                                         responsibility for two of Citibank's
                                         business banking branches. During his
                                         tenure at Citibank, Mr. Mitarotonda
                                         became Regional Director of Citibank's
                                         Home Equity Financing and Credit
                                         Services.  Mr. Mitarotonda began his
                                         career in 1979 at Bloomingdale's as a
                                         management trainee where he held
                                         various retail management positions.
                                         Mr. Mitarotonda was formerly a member
                                         of the Alumni Advisory Council of New
                                         York University's Stern School of
                                         Business and is a member of the Gotham
                                         Chapter of the Young President's
                                         Organization, where he formerly served
                                         on the Executive Committee and was
                                         formerly Chairman of Membership and
                                         Co-Chairman of Membership.  Mr.
                                         Mitarotonda also is a member of the
                                         board of directors of The Friends of
                                         Green Chimney.  He graduated from New
                                         York University's Leonard N. Stern
                                         School of Business in 1979 with a
                                         Master of Business Administration
                                         degree and from Queens College in 1977
                                         with a Bachelor of Arts degree with
                                         honors in Economics.

      The number of shares of the Company's common stock beneficially owned and percentage beneficial ownership of each of the Barington Companies group nominees as of the date of this Proxy Statement are as follows:

Barington Companies            Number of Shares              Percentage
group Nominee                  Beneficially Owned (1) (2)    Ownership (3)
-------------------------      --------------------------    -------------
William J. Fox                             0                      0%
James A. Mitarotonda                  264,600  (4)               .8%
Total                                 264,600  (4)               .8%

      --------------------

   (1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

   (2) Under the rules of the SEC, the Barington Companies group nominees may be deemed to be members of a group and, as a result, each Barington Companies group nominee may be deemed to beneficially own shares of common stock beneficially owned by each of the other Barington Companies group nominees. Each of the Barington Companies group nominees disclaims beneficial ownership of the shares of common stock beneficially owned by any of the other Barington Companies group nominees.

   (3) Calculated based on 33,590,100 shares of common stock outstanding as of May 29,

         2003 as reported in the Company's Schedule 14A filed with the SEC on June 6, 2003.

   (4) Consists of 264,600 shares of common stock owned by Barington Companies Equity Partners, L.P. Mr. Mitarotonda is the Managing Member of the general partner of Barington Companies Equity Partners, L.P. and has sole voting power with respect to the 264,600 shares of common stock owned by Barington Companies Equity Partners, L.P.

      None of the Barington Companies group nominees is employed by the Company. All of the Barington Companies group nominees are citizens of the United States.

      Except as set forth in this Proxy Statement or in the Annexes hereto, none of the Barington Companies group, any of the persons participating in this Proxy Solicitation on behalf of the Barington Companies group, the Barington Companies group nominees and, with respect to items (i), (vii) and (viii) of this paragraph, to the best knowledge of the Barington Companies group, any associate (within the meaning of Rule 14a-1 of the Securities Exchange Act of 1934) of the foregoing persons (i) owns beneficially, directly or indirectly, any securities of the Company, (ii) owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company, (iii) owns any securities of the Company of record but not beneficially, (iv) has purchased or sold any securities of the Company within the past two years, (v) has incurred indebtedness for the purpose of acquiring or holding securities of the Company,
(vi) is or has within the past year been a party to any contract, arrangement or understanding with respect to any securities of the Company, (vii) since the beginning of the Company's last fiscal year has been indebted to the Company or any of its subsidiaries in excess of $60,000 or (viii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. In addition, except as set forth in this Proxy Statement or in the Annexes hereto, none of the Barington Companies group, any of the persons participating in this Proxy Solicitation on behalf of the Barington Companies group, the Barington Companies group nominees and, to the best knowledge of the Barington Companies group, any associates of the foregoing persons, has had or is to have a direct or indirect material interest in any transaction or proposed transaction with the Company in which the amount involved exceeds $60,000, since the beginning of the Company's last fiscal year.

      Except as set forth in this Proxy Statement or in the Annexes hereto, none of the Barington Companies group nominees, since the beginning of the Company's last fiscal year, has been affiliated with (i) any entity that made or received, or during the Company's current fiscal year proposes to make or receive, payments to or from the Company or its subsidiaries for property or services in excess of five percent of either the Company's or such entity's consolidated gross revenues for its last full fiscal year, or (ii) any entity to which the Company or its subsidiaries was indebted at the end of the Company's last full fiscal year in an aggregate amount exceeding five percent of the Company's total consolidated assets at the end of such year. None of the Barington Companies group nominees is or during the Company's last fiscal year has been affiliated with any law or investment banking firm that has performed or proposes to perform services for the Company.

      None of the corporations or organizations in which the Barington Companies group nominees have conducted their principal occupation or employment was a parent, subsidiary or other affiliate of the Company, and the Barington Companies group nominees do not hold any position or office with the Company or have any family relationship with any executive officer or director of the Company or have been involved in any proceedings, legal or otherwise, of the type required to be disclosed by the rules governing this solicitation.

      The Barington Companies group has orally agreed to indemnify each of the Barington Companies group nominees against certain liabilities, including liabilities under the federal securities laws, in connection with this Proxy Solicitation and such person's involvement in the operation of the Company and to reimburse such Barington Companies group nominee for his out-of-pocket expenses.

                                    AUDITORS

      According to information contained in the Company's proxy statement, the Company's board of directors has appointed Grant Thornton LLP as the independent certified accountants to make an examination of the accounts of the Company for the fiscal year ending February 28, 2004. Grant Thornton LLP served as the Company's independent certified public accountants for the years ended March 1, 2003 and March 2, 2002. The Company has stated that a representative of Grant Thornton LLP is expected to be present at the 2003 annual meeting to respond to appropriate questions and to make a statement if that representative so desires. The Company also has stated in its proxy statement that in the event the stockholders fail to ratify the appointment, the Company's board of directors will consider whether to retain Grant Thornton LLP and that even if the selection is ratified by the Company's stockholders, the Company's board of directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

      The Barington Companies group recommends that you vote for the ratification of the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending February 28, 2004. See Proposal No. 3 under "The Proposals."

                             SOLICITATION OF PROXIES

      The Barington Companies group has retained D.F. King to act as an advisor in connection with this Proxy Solicitation. In connection with its retention by the Barington Companies group, D.F. King has agreed to provide consulting and analytic services and solicitation services with respect to banks, brokers, institutional investors and individual stockholders. The Barington Companies group has agreed to pay D.F. King a fee for its services estimated to be not more than $30,000 and to reimburse D.F. King for its reasonable out-of-pocket expenses. The Barington Companies group has also agreed to indemnify D.F. King against certain liabilities and expenses in connection with this Proxy Solicitation, including liabilities under the federal securities laws. Approximately 50 employees of D.F. King will engage in the solicitation. Proxies may be solicited by mail, advertisement, telephone, facsimile or in person. Solicitations may be made by persons employed by or affiliated with the members of the Barington Companies group. However, no person will receive additional compensation for such solicitation other than D.F. King.

      Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of shares of common stock for which they hold of record and the Barington Companies group will reimburse them for their reasonable out-of-pocket expenses.

      The expenses related directly to this proxy solicitation are expected to aggregate approximately $250,000 and will be borne by the Barington Companies group. These expenses include fees and expenses for attorneys, proxy solicitors, printing, postage, filing expenses and other costs incidental to the solicitation. Of this estimated amount, approximately $100,000 has been spent to date. The actual costs and expenses could be materially different than the estimated amounts and, in particular, could be substantially higher if for any reason litigation is instituted in connection with the matters related to this Proxy Statement.

      The purpose of the proposals in this Proxy Statement is to advance the interests of all the Company's stockholders. Therefore, the Barington Companies group believes that its expenses related to this Proxy Solicitation should be borne by the Company and it intends to seek reimbursement of such expenses from the Company whether or not this Proxy Solicitation is successful. The question of reimbursement of the expenses of the Barington Companies group by the Company will not be submitted to a stockholder vote.

      If you have any questions about this proxy solicitation or voting your shares or require assistance, please contact:

                              D.F. King & Co., Inc.
                           48 Wall Street, 22nd Floor
                            New York, New York 10005
                            Toll Free: (888) 869-7406
                 Banks and Brokers call collect: (212) 269-5550

                                  OTHER MATTERS

      This proxy solicitation is being made by the Barington Companies group and not on behalf of the board of directors or management of the Company. The Barington Companies group is not aware of any other matters to be brought before the Company's 2003 annual meeting, except as set forth herein. Should other matters be brought before the 2003 annual meeting, by having signed and returned the enclosed GREEN proxy card, you will have authorized the persons named as proxies in the enclosed GREEN proxy card to vote on all such matters in their discretion.

      The Company's proxy statement relating to the 2003 annual meeting contains information regarding (1) securities ownership of certain beneficial owners and management of the Company; (2) the committees of the board of directors; (3) the meetings of the board of directors and all committees thereof; (4) the business background and employment biographies of the Company's nominees for election to the board of directors; (5) the compensation and remuneration paid and payable to the Company's directors and management; and (6) the Company's stock price performance in relation to an assumed group of "peers" or market-based indices. The Company's stockholders are referred to the Company's proxy statement in connection with the 2003 annual meeting for this information.

                STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

      The Company's proxy statement with respect to the 2003 annual meeting indicates that proposals of the Company's stockholders intended to be presented at the Company's 2004 annual meeting must be received by the Company at its office at 40 West 57th Street, New York, New York 10019, no later than February 6, 2004 in order for them to be considered for inclusion in the Company's proxy statement and such proposals must comply with applicable SEC rules and regulations. The Company's stockholders are hereby referred to the Company's proxy statement in connection with the 2003 annual meeting for such information.

                        INFORMATION REGARDING THE COMPANY

      The information concerning the Company contained in this Proxy Statement has been taken from or is based upon documents and records on file with the SEC and other publicly available information. The Barington Companies group has no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement in reliance upon publicly available information are inaccurate or incomplete. The Barington Companies group, however, has not been given access to the books and records of the Company, was not involved in the preparation of such information and statements, and is not in a position to verify, or make any representation with respect to the accuracy or completeness of, any such information or statements.

                                VOTING PROCEDURES

Who is entitled to vote?

      If the Company's stock records show that you are a stockholder as of the close of business on the record date for the 2003 annual meeting, you are entitled to vote the shares of common stock that you held on such date. Even if you sell your shares after the record date for the 2003 annual meeting, you will retain the right to execute a proxy in connection with the 2003 annual meeting. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

Can I attend the meeting?

      All stockholders of record of the Company's common stock at the close of business on May 29, 2003, the record date for the 2003 annual meeting, or their designated proxies, are authorized to attend the 2003 annual meeting. If your shares are held of record by a bank, broker or other nominee, you will need to obtain a "legal proxy" form from your bank or broker if you wish to vote at the 2003 annual meeting.

What constitutes a quorum? How will abstentions and broker non-votes be counted?

      The holders of a majority of the Company's common stock outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the 2003 annual meeting. Votes cast in person or by proxy at the 2003 annual meeting will be tabulated by the inspector of elections appointed for the 2003 annual meeting to determine whether or not a quorum is present. The inspector of elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but abstentions will neither be counted as votes for, nor the withholding of authority for, the election of directors, but will have the effect of a vote against all other matters submitted to a vote of stockholders.

      Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented at the 2003 annual meeting, even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Broker non-votes will not be counted as votes for, nor the withholding of authority for, the election of directors (Proposal Nos. 1 and 2), but will have the effect of a vote against all other matters submitted to a vote of stockholders.

How do I vote?

      Voting by proxy for holders of shares registered in the name of a brokerage firm or bank. If your shares are held by a broker, bank or other nominee (i.e., in "street name"), only your bank or broker can give a proxy with respect to your shares. You should receive a proxy card from your bank or broker which you must return in the envelope provided in order to have your shares voted. If you have not received a proxy card from your bank or broker, you may contact it directly to provide it with instructions on how you wish to vote. If you need assistance in dealing with your bank or broker, please contact D.F. King at (888) 869-7406 or collect at (212) 269-5550.

      Voting by proxy for holders of shares registered directly in the name of the stockholder. If you hold your shares in your own name as a holder of record, you may vote your shares by marking, signing, dating and mailing the GREEN proxy card in the postage-paid envelope that has been provided to you by the Barington Companies group. To vote your shares in accordance with your instructions at the 2003 annual meeting, we must receive your proxy as soon as possible but, in any event, prior to the 2003 annual meeting.

      Vote in person. If you are a registered stockholder and attend the 2003 annual meeting you may deliver your completed GREEN proxy card in person. "Street name" stockholders who wish to vote at the 2003 annual meeting will need to obtain a "legal proxy" form from the broker, bank or other nominee that holds their shares of record and must bring that document to the meeting in order to vote in person at the 2003 annual meeting. If you need assistance, please contact D.F. King at (888) 869-7406 or collect at (212) 269-5550.

What should I do if I receive a proxy card which is not GREEN?

      If you submit a proxy to us by signing and returning the enclosed GREEN proxy card, do NOT sign or return the proxy card or follow any voting instructions provided by the Company's board of directors unless you intend to change your vote, because only your latest-dated proxy will be counted.

Can I revoke my proxy instructions?

      You may revoke your proxy at any time before it has been exercised by:

          o submitting a written revocation with the Corporate Secretary of the Company or D.F. King;

          o submitting a duly executed proxy bearing a later date with the Corporate Secretary of the Company or D.F. King; or

          o appearing in person and voting by ballot at the 2003 annual meeting as described above under "How do I vote? -- Vote in Person."

      Any stockholder of record as of the record date of the 2003 annual meeting attending the 2003 annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the 2003 annual meeting will NOT constitute revocation of a previously given proxy.

      If you choose to revoke a proxy by giving written notice or a later-dated proxy to the Corporate Secretary of the Company, although you are not legally obligated to do so, we would appreciate if you would assist us in representing the interests of stockholders on an informed basis by sending us a copy of your revocation or proxy or by calling D.F. King, at (888) 869-7406 or collect at
(212) 269-5550. Remember, your latest-dated proxy is the only one that counts.

Will other matters be voted on at the annual meeting?

      We are not now aware of any matters to be presented at the 2003 annual meeting other than the election of directors, the ratification of the appointment of the Company's independent auditors and our proposal. If any other matters not described in the proxy statement are properly presented at the 2003 annual meeting, including matters incidental to the conduct of the 2003 annual meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

If I plan to attend the annual meeting, should I still submit a proxy?

      Whether you plan to attend the 2003 annual meeting or not, we urge you to submit a proxy. Returning the enclosed GREEN proxy card will not affect your right to attend the 2003 annual meeting.

How will my shares be voted?

      If you give a proxy on the accompanying GREEN proxy card, your shares will be voted as you direct. If you submit a proxy to us without instructions, our representatives will vote your shares in favor of each of the proposals. Submitting a GREEN proxy card will entitle our representatives to vote your shares in accordance with their discretion on matters not described in this Proxy Statement that may arise at the 2003 annual meeting, including matters incident to the conduct of the 2003 annual meeting. Unless a proxy specifies otherwise, it will be presumed to relate to all shares held of record on the record date for the 2003 annual meeting by the person who submitted it.

How can I receive more information?

      If you have any questions about giving your proxy or about our solicitation, or if you require assistance, please call D.F. King at (888) 869-7406 or collect at (212) 269-5550.

                     --------------------------------------

Your vote is important. No matter how many or how few shares you own, please vote (i) to elect the Barington Companies group nominees and (ii) to amend the By-laws to authorize stockholders who own 10% or more of the Company's outstanding common stock to call special meetings, by marking, signing, dating and mailing the enclosed GREEN proxy card promptly.

                                                 THE BARINGTON COMPANIES GROUP
                                                                   June 23, 2003

                                                                      SCHEDULE I


               Directors and Officers of Jewelcor Management, Inc.


Name and Position                      Principal Occupation              Principal Business Address
-----------------                      --------------------              --------------------------

Seymour Holtzman,                      Chairman, Chief Executive         100 North Wilkes Barre Blvd.
Chairman, Chief Executive Officer,     Officer, President                Wilkes Barre, Pennsylvania 18702
President                              Jewelcor Management, Inc.

Richard Huffsmith,                     Vice President/General Counsel,   100 North Wilkes Barre Blvd.
Vice President and                     Jewelcor Management, Inc.         Wilkes Barre, Pennsylvania  18702
General Counsel

Joseph F. Litchman, Director, Vice     Vice President/Treasurer          100 North Wilkes Barre Blvd.
President/Treasurer                    Jewelcor Management, Inc.         Wilkes Barre, Pennsylvania 18702

Maria Sciandra, Corporate Secretary,   Corporate Secretary               100 North Wilkes Barre Blvd.
Director                               Jewelcor Management, Inc.         Wilkes Barre, Pennsylvania 18702

                                                                     SCHEDULE II

             Directors and Officers of RCG Ambrose Master Fund, Ltd.



Name and Position                      Principal Occupation              Principal Business Address
-----------------                      --------------------              --------------------------

CFS Company, Ltd.,                     Nominee company                   P.O. Box 31106 SMB
Director                                                                 Grand Cayman, Cayman Islands

Marran H. Ogilvie,                     General Counsel of Ramius         666 Third Avenue
Director                               Capital Group, LLC                26th Floor
                                                                         New York, New York 10017

Andrew M. Strober,                     Chief Financial Officer of        666 Third Avenue
Director                               Ramius Capital Group, LLC         26th Floor
                                                                         New York, New York 10017

CSS Corporation, Ltd., Secretary       Nominee company                   666 Third Avenue
                                                                         26th Floor
                                                                         New York, New York 10017

                                                                         ANNEX A

                          TRANSACTIONS IN COMMON STOCK

         The following table sets forth information with respect to all purchases of common stock of the Company by the Barington Companies group during the past two years. Except as set forth below, to the knowledge of the Barington Companies group, no participant in this solicitation or Barington Companies group nominee has purchased or sold securities of the Company within the past two years.


                                                                              Transaction         Number of    Price Per
Name                                                         Date                Type              Shares       Share
------------------                                         ----------         ----------          ---------    ---------
Barington Companies Equity Partners, L.P.                    4/17/03           Purchase              1,725     $10.77*
Barington Companies Equity Partners, L.P.                    4/21/03           Purchase             10,218     $10.852*
Barington Companies Equity Partners, L.P.                    4/22/03           Purchase             11,250     $10.998*
Barington Companies Equity Partners, L.P.                    4/23/03           Purchase              7,450     $11.046*
Barington Companies Equity Partners, L.P.                    4/24/03           Purchase             12,449     $10.887*
Barington Companies Equity Partners, L.P.                    4/25/03           Purchase             11,100     $10.773*
Barington Companies Equity Partners, L.P.                    4/28/03           Purchase              2,100     $10.90*
Barington Companies Equity Partners, L.P.                    4/30/03           Purchase              6,775     $11.343*
Barington Companies Equity Partners, L.P.                    5/1/03            Purchase             21,675     $10.959*
Barington Companies Equity Partners, L.P.                    5/2/03            Purchase             24,400     $10.88*
Barington Companies Equity Partners, L.P.                    5/5/03            Purchase             30,000     $10.534*
Barington Companies Equity Partners, L.P.                    5/6/03            Purchase              4,325     $10.138*
Barington Companies Equity Partners, L.P.                    5/7/03            Purchase              5,575     $10.111*
Barington Companies Equity Partners, L.P.                    5/8/03            Purchase              1,869     $10.213*
Barington Companies Equity Partners, L.P.                    5/9/03            Purchase              6,525     $10.09*
Barington Companies Equity Partners, L.P.                    5/14/03           Purchase                725     $10.269*
Barington Companies Equity Partners, L.P.                    5/15/03           Purchase              2,000     $10.256*
Barington Companies Equity Partners, L.P.                    5/16/03           Purchase             15,700     $10.092*
Barington Companies Equity Partners, L.P.                    5/19/03           Purchase              1,900      $9.746*
Barington Companies Equity Partners, L.P.                    5/20/03           Purchase              2,450      $9.961*


                                       27

Barington Companies Equity Partners, L.P.                    5/21/03           Purchase              1,337      $9.984*
Barington Companies Equity Partners, L.P.                    5/22/03           Purchase              5,668      $9.918*
Barington Companies Equity Partners, L.P.                    5/23/03           Purchase              6,150      $9.915*
Barington Companies Equity Partners, L.P.                    5/27/03           Purchase              5,000     $10.032*
Barington Companies Equity Partners, L.P.                    5/28/03           Purchase              2,000     $10.14*
Barington Companies Equity Partners, L.P.                    5/29/03           Purchase              4,500     $10.133*
Barington Companies Equity Partners, L.P.                    5/30/03           Purchase             24,247     $10.298*
Barington Companies Equity Partners, L.P.                    6/2/03            Purchase              3,750     $10.546*
Barington Companies Equity Partners, L.P.                    6/3/03            Purchase              6,450     $10.593*
Barington Companies Equity Partners, L.P.                    6/4/03            Purchase              4,734     $10.762*
Barington Companies Equity Partners, L.P.                    6/6/03            Purchase              5,000     $10.349*
Barington Companies Equity Partners, L.P.                    6/9/03            Purchase              3,450     $10.564*
Barington Companies Equity Partners, L.P.                    6/10/03           Purchase              6,150     $10.582*
Jewelcor Management, Inc.                                    4/17/03           Purchase              1,725     $10.77*
Jewelcor Management, Inc.                                    4/21/03           Purchase             10,218     $10.852*
Jewelcor Management, Inc.                                    4/22/03           Purchase             11,250     $10.998*
Jewelcor Management, Inc.                                    4/23/03           Purchase              7,450     $11.046*
Jewelcor Management, Inc.                                    4/24/03           Purchase             12,449     $10.887*
Jewelcor Management, Inc.                                    4/25/03           Purchase             11,100     $10.773*
Jewelcor Management, Inc.                                    4/28/03           Purchase              2,100     $10.90*
Jewelcor Management, Inc.                                    4/29/03           Purchase              5,952     $11.155*
Jewelcor Management, Inc.                                    4/30/03           Purchase              6,775     $11.343*
Jewelcor Management, Inc.                                    5/1/03            Purchase             21,675     $10.959*
Jewelcor Management, Inc.                                    5/5/03            Purchase             30,000     $10.534*
Jewelcor Management, Inc.                                    5/6/03            Purchase              4,325     $10.138*
Jewelcor Management, Inc.                                    5/7/03            Purchase              5,575     $10.111*
Jewelcor Management, Inc.                                    5/8/03            Purchase              1,870     $10.213*
Jewelcor Management, Inc.                                    5/9/03            Purchase              6,525     $10.09*
Jewelcor Management, Inc.                                    5/14/03           Purchase                725     $10.269*
Jewelcor Management, Inc.                                    5/15/03           Purchase              2,000     $10.256*


                                       28

Jewelcor Management, Inc.                                    5/16/03           Purchase             15,700     $10.092*
Jewelcor Management, Inc.                                    5/19/03           Purchase              1,900      $9.746*
Jewelcor Management, Inc.                                    5/20/03           Purchase              2,450      $9.961*
Jewelcor Management, Inc.                                    5/21/03           Purchase              1,336      $9.984*
Jewelcor Management, Inc.                                    5/22/03           Purchase              5,669      $9.918*
Jewelcor Management, Inc.                                    5/23/03           Purchase              6,150      $9.915*
Jewelcor Management, Inc.                                    5/27/03           Purchase              5,000     $10.032*
Jewelcor Management, Inc.                                    5/28/03           Purchase              2,000     $10.14*
Jewelcor Management, Inc.                                    5/29/03           Purchase              4,500     $10.133*
Jewelcor Management, Inc.                                    5/30/03           Purchase             24,247     $10.298*
Jewelcor Management, Inc.                                    6/2/03            Purchase              3,750     $10.546*
Jewelcor Management, Inc.                                    6/3/03            Purchase              6,450     $10.593*
Jewelcor Management, Inc.                                    6/4/03            Purchase              4,734     $10.762*
Jewelcor Management, Inc.                                    6/6/03            Purchase              5,000     $10.349*
Jewelcor Management, Inc.                                    6/9/03            Purchase              3,450     $10.564*
Jewelcor Management, Inc.                                    6/10/03           Purchase              6,150     $10.582*
Ramius Securities, LLC                                       4/17/03           Purchase              1,725     $10.77*
Ramius Securities, LLC                                       4/21/03           Purchase             10,218     $10.852*
Ramius Securities, LLC                                       4/22/03           Purchase             11,250     $10.998*
Ramius Securities, LLC                                       4/23/03           Purchase              7,450     $11.046*
Ramius Securities, LLC                                       4/24/03           Purchase             12,449     $10.887*
Ramius Securities, LLC                                       4/25/03           Purchase             11,100     $10.773*
Ramius Securities, LLC                                       4/28/03           Purchase              2,100     $10.90*
Ramius Securities, LLC                                       4/29/03           Purchase              5,951     $11.155*
Ramius Securities, LLC                                       4/30/03           Purchase              6,775     $11.343*
Ramius Securities, LLC                                       5/1/03            Purchase             21,675     $10.959*
Ramius Securities, LLC                                       5/5/03            Purchase             30,000     $10.534*
Ramius Securities, LLC                                       5/6/03            Purchase              4,325     $10.138*
Ramius Securities, LLC                                       5/7/03            Purchase              5,575     $10.111*
Ramius Securities, LLC                                       5/8/03            Purchase              1,869     $10.213*


                                       29

Ramius Securities, LLC                                       5/9/03            Purchase              6,525     $10.09*
Ramius Securities, LLC                                       5/14/03           Purchase                725     $10.269*
Ramius Securities, LLC                                       5/15/03           Purchase              2,000     $10.256*
Ramius Securities, LLC                                       5/16/03           Purchase             15,700     $10.092*
Ramius Securities, LLC                                       5/19/03           Purchase              1,900      $9.746*
Ramius Securities, LLC                                       5/20/03           Purchase              2,450      $9.961*
Ramius Securities, LLC                                       5/21/03           Purchase              1,338      $9.984*
Ramius Securities, LLC                                       5/22/03           Purchase              5,668      $9.918*
Ramius Securities, LLC                                       5/23/03           Purchase              6,150      $9.915*
Ramius Securities, LLC                                       5/27/03           Purchase              5,000     $10.032*
Ramius Securities, LLC                                       5/28/03           Purchase              2,000     $10.14*
Ramius Securities, LLC                                       5/29/03           Purchase              4,500     $10.133*
Ramius Securities, LLC                                       5/30/03           Purchase             24,247     $10.298*
Ramius Securities, LLC                                       6/2/03            Purchase              3,750     $10.546*
Ramius Securities, LLC                                       6/3/03            Purchase              6,450     $10.593*
Ramius Securities, LLC                                       6/3/03            Purchase              4,734     $10.762*
Ramius Securities, LLC                                       6/6/03            Purchase              5,000     $10.349*
Ramius Securities, LLC                                       6/9/03            Purchase              3,450     $10.564*
Ramius Securities, LLC                                       6/10/03           Purchase              6,150     $10.582*
RCG Ambrose Master Fund, Ltd.                                4/17/03           Purchase              1,725     $10.77*
RCG Ambrose Master Fund, Ltd.                                4/21/03           Purchase             10,217     $10.852*
RCG Ambrose Master Fund, Ltd.                                4/22/03           Purchase             11,250     $10.998*
RCG Ambrose Master Fund, Ltd.                                4/23/03           Purchase              7,450     $11.046*
RCG Ambrose Master Fund, Ltd.                                4/24/03           Purchase             12,450     $10.887*
RCG Ambrose Master Fund, Ltd.                                4/25/03           Purchase             11,100     $10.773*
RCG Ambrose Master Fund, Ltd.                                4/28/03           Purchase              2,100     $10.90*
RCG Ambrose Master Fund, Ltd.                                4/29/03           Purchase              5,951     $11.155*
RCG Ambrose Master Fund, Ltd.                                4/30/03           Purchase              6,775     $11.343*
RCG Ambrose Master Fund, Ltd.                                5/1/03            Purchase             21,675     $10.959*
RCG Ambrose Master Fund, Ltd.                                5/5/03            Purchase             30,000     $10.534*


                                       30

RCG Ambrose Master Fund, Ltd.                                5/6/03            Purchase              4,325     $10.138*
RCG Ambrose Master Fund, Ltd.                                5/7/03            Purchase              5,575     $10.111*
RCG Ambrose Master Fund, Ltd.                                5/8/03            Purchase              1,869     $10.213*
RCG Ambrose Master Fund, Ltd.                                5/9/03            Purchase              6,525     $10.09*
RCG Ambrose Master Fund, Ltd.                                5/14/03           Purchase                725     $10.269*
RCG Ambrose Master Fund, Ltd.                                5/15/03           Purchase              2,000     $10.256*
RCG Ambrose Master Fund, Ltd.                                5/16/03           Purchase             15,700     $10.092*
RCG Ambrose Master Fund, Ltd.                                5/19/03           Purchase              1,900      $9.746*
RCG Ambrose Master Fund, Ltd.                                5/20/03           Purchase              2,450      $9.961*
RCG Ambrose Master Fund, Ltd.                                5/21/03           Purchase              1,338      $9.984*
RCG Ambrose Master Fund, Ltd.                                5/22/03           Purchase              5,668      $9.918*
RCG Ambrose Master Fund, Ltd.                                5/23/03           Purchase              6,150      $9.915*
RCG Ambrose Master Fund, Ltd.                                5/27/03           Purchase              5,000     $10.032*
RCG Ambrose Master Fund, Ltd.                                5/28/03           Purchase              2,000     $10.14*
RCG Ambrose Master Fund, Ltd.                                5/29/03           Purchase              4,500     $10.133*
RCG Ambrose Master Fund, Ltd.                                5/30/03           Purchase             24,247     $10.298*
RCG Ambrose Master Fund, Ltd.                                6/2/03            Purchase              3,750     $10.546*
RCG Ambrose Master Fund, Ltd.                                6/3/03            Purchase              6,450     $10.593*
RCG Ambrose Master Fund, Ltd.                                6/3/03            Purchase              4,734     $10.762*
RCG Ambrose Master Fund, Ltd.                                6/6/03            Purchase              5,000     $10.349*
RCG Ambrose Master Fund, Ltd.                                6/9/03            Purchase              3,450     $10.564*
RCG Ambrose Master Fund, Ltd.                                6/10/03           Purchase              6,150     $10.582

* Excludes commissions and execution related costs

                                                                         ANNEX B

                            OWNERSHIP OF COMMON STOCK

      Each share of common stock is entitled to one vote on each of the proposals and the common stock is the only class of securities of the Company entitled to vote on the proposals. According to the Company's Schedule 14A filed with the SEC on June 6, 2003, as of May 29, 2003 there were 33,590,100 shares of common stock outstanding.

      The following table sets forth the share ownership of all persons who, to the knowledge of the Barington Companies group, beneficially own more than 5% of the outstanding shares of common stock as of the date of this Proxy Statement. The information with respect to each stockholder, except as otherwise indicated, is derived from the proxy materials filed by the Company with the SEC on June 6, 2003.

                                 Number of Shares                Percentage
Stockholder                      Beneficially Owned (1)          Ownership
-----------------------------    ---------------------           ------------

David Chu (2)                        1,795,392                      5.1 %

Royce & Associates, Inc. (3)         2,931,000                      8.7 %

FMR Corp. and related                3,580,000                     10.7 %
parties (4)

Harvey Sanders (5)                   4,698,440                     13.5 %

----------------------

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding the options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person. Subject to community property laws where applicable, to the knowledge of the Barington Companies group, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Includes 1,358,940 shares which may be acquired pursuant to existing stock options which are exercisable on or before July 22, 2003.

(3) The address of Royce & Associates, Inc. is 1414 Avenue of the Americas, New York, New York 10019.

(4) In addition to FMR Corp., related parties are Fidelity Low Priced Stock Fund, Fidelity Management and Research Company, Edward C. Johnson 3rd and Abigail P. Johnson. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(5) Includes 1,294,500 shares which may be acquired pursuant to existing stock options which are exercisable on or before July 22, 2003 and 1,200,000 shares owned by the Harvey Sanders Grantor Retained Income Trust. Such trust has sole voting and investment power with respect to such shares.

                                                                         ANNEX C


                      FORM OF PROXY SOLICITED ON BEHALF OF
                          THE BARINGTON COMPANIES GROUP

      The undersigned stockholder of Nautica Enterprises, Inc., a Delaware corporation (the "Company"), on May 29, 2003 (the "record date"), hereby appoints James A. Mitarotonda or William J. Fox or either of them, each with full power of substitution to act as proxies for the undersigned, and to vote all shares of common stock, par value $.10 per share, of the Company, which the undersigned would be entitled to vote if personally present at the 2003 Annual Meeting of Stockholders of the Company to be held on July 8, 2003, and at any and all postponements and adjournments thereof as indicated on this proxy.

      IF YOU SIGN, DATE AND RETURN THIS CARD WITHOUT INDICATING YOUR VOTE ON ONE OR MORE OF THE FOLLOWING PROPOSALS, YOU WILL BE DEEMED TO HAVE VOTED IN FAVOR OF EACH OF THE PROPOSALS. IF YOU VOTE OR ABSTAIN WITH RESPECT TO ONE OR MORE OF THE FOLLOWING PROPOSALS, THIS PROXY CARD WILL REVOKE ANY PREVIOUSLY EXECUTED REVOCATION OF PROXY WITH RESPECT TO SUCH PROPOSALS.

      [X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

      THE BARINGTON COMPANIES GROUP STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF EACH OF THE PROPOSALS.

      Proposal No. 1 -- Election of William J. Fox and James A. Mitarotonda as Directors

      FOR [  ]         AGAINST [  ]            ABSTAINS  [  ]

      (Instruction: If you wish to vote for the election of certain of the nominees, but not all of them, check the "FOR" box above and write the name of each such person you do not wish elected in the following space:________________________________________. If no box is marked above with respect to this Proposal, the undersigned will be deemed to vote for such Proposal, except that the undersigned will not be deemed to vote for the election of any candidate whose name is written in the space provided above.)

      Proposal No. 2 -- Election of Certain Company Nominees as Directors

      The Company is nominating eight people to serve as directors. The Barington Companies group intends to use this proxy to vote FOR six of the individuals nominated by the Company and not for the other two nominees of the Company whose names are listed below. You may withhold authority to vote for one or more of the six nominees of the Company not listed on this proxy by writing the name of such nominee below. You should refer to the Company's definitive proxy statement in connection with the 2003 annual meeting for the names, backgrounds, qualifications and other information concerning the Company's nominees. There is no assurance that any of the Company's nominees will serve as directors if any of the Barington Companies group nominees are elected to the Company's board of directors.

      The Company nominees with respect to whom the Barington Companies group is NOT seeking authority to vote for and WILL NOT exercise any such authority are:

                      Charles H. Scherer and John Varvatos

      In order to withhold authority to vote for the election of a Company nominee whose name is not listed above, write such nominee's name on the line provided below:

--------------------------------------------------------------------------------

      Proposal No. 3 - Ratification of Appointment of Grant Thornton LLP as Independent Certified Public Accountants for the Company

      FOR [  ]          AGAINST [  ]            ABSTAINS [  ]


      Proposal No. 4 - Authorize Stockholders Holding 10% or More of Common Stock to Call Special Meetings

      FOR [  ]          AGAINST [  ]            ABSTAINS [  ]

      And in the discretion of the proxies appointed hereunder, on such other business as may properly come before the meeting.


                                                Dated:

                                                ---------------------------


                                                ---------------------------
                                                Signature:


                                                ---------------------------
                                                Signature (if held jointly):


                                                ---------------------------
                                                Title or Authority

Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person. The proxy card votes all shares in all capacities.

PLEASE MARK, SIGN AND DATE THIS PROXY BEFORE MAILING THE PROXY IN THE ENCLOSED ENVELOPE.

      If you have any questions or need assistance in voting your shares, please contact D.F. King & Co., Inc. toll-free at 1-888-869-7406 or if you are a bank or broker please call collect at 1-212-269-5550.




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